Exhibit 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, David Thompson, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 of Trillion Energy International Inc. (the “registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances made, not misleading with respect to the period covered by this report.

Date: July 9, 2020

/s/ David Thompson
David Thompson, Chief Financial Officer
(Principal Financial Officer)